Exhibit 3.4

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WOLVERINE TUBE, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JUNE, A.D. 2007, AT 2:42 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5807658 DATE: 06-29-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:42 PM 06/29/2007
FILED 02:42 PM 06/29/2007
SRV 070769016 – 2116264 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

WOLVERINE TUBE, INC.

Wolverine Tube, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies:

1.    That, pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Designations of Series A Convertible Preferred Stock with the Secretary of State of Delaware on February 14, 2007, and pursuant to Section 103 of the General Corporation Law of the State of Delaware, the Corporation filed a Certificate of Correction with respect to such Certificate of Designations of Series A Convertible Preferred Stock on February 15, 2007;

2.    That the Corporation hereby amends the Certificate of Designations of Series A Convertible Preferred Stock by amending and restating in its entirety the first sentence of Section 1 thereof as follows:

There is hereby designated a series of the Corporation’s preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and the number of shares so designated shall be 90,000.

3.    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer, this 11th day of June, 2007.

WOLVERINE TUBE, INC.

/s/ James E. Deason
Name:	James E. Deason
Title:	Senior Vice President,
Chief Financial Officer and Secretary